Exhibit 10.17

Business Cooperation Agreement

between

Shanghai Cango Investment and Management Consultation Service Co, Ltd.

and

DiDi Business Services Co, Ltd.

June 2018

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This Business Cooperation Agreement (this “Agreement”) is executed by the following two parties on              2018 (execution date) in          (City) in the People’s Republic of China (which, for the purpose of this Agreement only, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan):

Party A: Shanghai Cango Investment and Management Consultation Service Co, Ltd. (“Cango”)

Address: Room 418, Block 13, 258 Juxun Village, Chengqiao Town, Chongming District, Shanghai

Legal representative：Zhang Xiaojun

Party B: DiDi Business Services Co, Ltd. (“DiDi”)

Address: Room 219-25, Level 2, Block D, Office Building, Integrated Service Region, Tianjin Economic-Technological Development Area (Nangang Industrial Zone)

Legal representative: Chen Ting

In this Agreement, the above two parties are collectively referred to as the “Parties” and individually as a “Party”.

Based on the principle of “achieving mutual benefits through complementary advantages”, the Parties agree to execute the Business Cooperation Agreement as below:

1.	Principle of cooperation

Achieving mutual benefits and a win-win situation. The Parties shall make full use of their respective advantages in aspects such as product research and development, technology, data, customers and channels in order to achieve mutual benefits through complementary advantages.

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Implementing in stable manner. The Parties shall conduct research on the adaptation to industry development and the actual needs of customers in a proactive manner, thereby steadily promoting the implementation of the relevant cooperation plan.

Planning with a long-term perspective. The Parties agree to gradually establish a long-lasting mechanism and maintain a longstanding and stable cooperation from the perspective of long-term benefits.

2.	Scope and content of cooperation

DiDi shall use its reasonable commercial efforts to establish a close strategic partnership with Cango in respect of automotive financial service, and Cango shall also use its reasonable commercial efforts to establish a close strategic partnership with DiDi in respect of automotive financial service, in which the specific scope and content of cooperation include but are not limited to the below:

2.1	Priority right of cooperation

In respect of automotive financial services, Cango shall be entitled to the priority right of cooperation on equal terms with DiDi, and DiDi shall be entitled to the priority right of cooperation on equal terms with Cango, with both being the pre-requisite of each other.

2.2	DiDi’s support to Cango’s business

In support of the business development of Cango, DiDi agrees to, without affecting the user experience of DiDi, use its reasonable commercial efforts to provide Cango with diversion services and conduct business cooperation with Cango to jointly tap into the business potential. DiDi agrees to use its reasonable commercial efforts to provide business support to Cango in Chinese cities where DiDi’s business is located and which are agreed by the parties upon negotiation. DiDi agrees to use its reasonable commercial efforts to open up resources of online automotive finance loans for Cango.

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2.3	Cango’s resource support to DiDi’s dealer

In support of the business growth of DiDi Chuxing, Cango agrees to use its best commercial efforts to procure its network of over 37000 dealers to be of use by the drivers and customers under Didi’s service platform, thereby contributing to the growth of DiDi Chuxing by attracting new drivers and passengers to its business.

2.4	Collaboration on resources of auto manufacturers

Cango agrees to leverage its advantages in the possession of tens of thousands of dealers and DiDi agrees to use its reasonable commercial efforts to provide support on different channels of funds with an aim to jointly build up resources of auto manufacturers for the Parties. The Parties agree to make full use of their respective advantages on resources with a view of developing integrated solutions from automotive sourcing to automotive finance and after-sales services for users under DiDi’s platform, as well as promoting comprehensive cooperation on the insurance, oil product, accessories and other relevant businesses.

2.5	Collaboration on resources of automotive equipment and data

Cango shall install the GPS, automotive equipment and other equipment designated by DiDi on customers’ automotive prior to the installation of other equipment under equal terms provided that the Parties reach a consensus on the model and price/cost upon assessment. The Parties also agree to share the positioning data in respect of the automotive under the cooperation and jointly build and enhance the core operational capability based on big data analysis to the extent permitted by the applicable laws.

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2.6	Other business cooperation

In order to consolidate and deepen the cooperative relationship of the Parties for active promotion of business cooperation, both Parties agree to proactively explore opportunities for and conduct business cooperation on aspects such as data, risk control and technology research and development, as well as to jointly explore the internal and external implication in the application of automotive finance technology.

3.	Mechanism for cooperation

To facilitate mutual strategic cooperation, Cango and DiDi shall jointly discuss the mechanism for cooperation, way of communication, relevant responsible persons and other matters.

4.	Confidentiality

Either Party shall not and shall procure its affiliates, shareholders, directors, supervisors, senior management, employees, representatives, agents or engaged consultants not to, disclose, whether directly or indirectly, the existence of this Agreement and any information in connection to the transactions under this Agreement (including any information obtained by the Party due to its participation in the negotiation and execution of this Agreement), unless (a) a prior written consent from the non-disclosing party has been obtained; or (b) such information is required to be disclosed according to applicable laws, the disclosure of which shall be limited to the extent required by such applicable law, provided that the disclosing party shall forthwith issue a written notice to the non-disclosing party on the need for disclosure, so that the non-disclosing party can have a reasonable opportunity permitted under the circumstances at that time to obtain a protective order or other forms of protection in avoidance of the disclosure and to provide advices in relation to the texts and contents to be disclosed.

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5.	Miscellaneous

5.1	Matters not covered herein could then be resolved by the Parties’ negotiation or the signing of supplementary agreements. The specific content and way of cooperation, rights and obligations of the Parties under this Agreement shall be determined by the specific cooperation agreement executed by the Parties upon separate negotiation based on the actual cooperation.

5.2	This Agreement constitutes the entire agreement of the Parties with respect to the subject matters hereof and supersedes any prior agreement and undertaking with respect to such subject matter.

5.3	The original of the Agreement is prepared in four copies, of which each Party holds two copies, and all of which shall become effective from the date of execution and affixation of a common seal by their respective authorized representatives. This Agreement shall be terminated upon the date when DiDi and/or its affiliates cease(s) to be the shareholder(s) of Cango or its affiliates.

5.4	The conclusion, validation, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of China.

5.5	Any dispute arising under or in relation to this Agreement shall be resolved by both parties’ negotiation. In case the Parties cannot reach a consensus within thirty (30) days after the dispute arises, such dispute can be brought to Shanghai International Economic and Trade Arbitration Commission (Shanghai International Arbitration Centre) for arbitration in accordance with the then effective arbitration rules of the Arbitration Commission.

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(This is an execution page without major text)

Party A:

Shanghai Cango Investment and Management Consultation Service Co, Ltd.

(Common seal)

Legal representative or authorized representative

(Signature)

/s/ Xiaojun Zhang

Date: July 9, 2018

Party B:

DiDi Business Services Co, Ltd.

(Common seal)

Legal representative or authorized representative

(Signature)

/s/ Ting Chen

Date:

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